Exhibit 10.5

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION***

Contract for the Delivery of Solar Cells

Contract No. PL-ES-v1

between

ErSol Solar Energy AG, Wilhelm-Wolff-Strasse 23, D-99099 Erfurt, Germany, represented by its Management Board members Dr. Claus Beneking and Frank Müllejans

- hereinafter referred to as the Seller -

and

PowerLight Corporation, 2954 San Pablo Avenue, Berkeley CA 94702, USA represented by its President Dan Sugar

- hereinafter referred to as the Customer -

Preamble

The Seller is a manufacturer of solar cells and the Customer a system integrator and manufacturer of solar modules.

The Seller has concluded a long-term delivery contract with a third-party company for the delivery of poly-silicon, whereby, as a basic element of the production chain poly-silicon – wafer - solar cell – module, in principle delivery obligations towards the Customer can in turn also be

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secured long-term. To protect its own contractual rights, the Seller must by 2006, 2007 and 2008 make advance payments of a specific amount to the relevant silicon suppliers.

The Parties are agreed that against this background of the establishment and securing of delivery obligations in the delivery chain, it is necessary within the framework of this Delivery Contract to establish a fixed price range for the solar cells to be delivered to the Customer following the fixed price for silicon agreed in turn by the Seller with its third-party suppliers, and also to establish an obligation for the Customer to make ***.

Against this background, the Parties agree the following:

1. Subject Matter of the Contract

a) The Seller shall deliver to the Customer monocrystalline solar cells of the quality and technical specifications stated in Exhibit 1. The Seller reserves the right to improve the products and by reason of this to introduce changes. The Customer will be informed about these changes at least ***, in the case of significant changes, before they are made. The Customer is obliged to accept delivery of ***. As the cell classes improve, the Seller will continue to make available to Customer cells in the tolerance range described in Exhibit 2. ***

b) ***

c) The sale and delivery of the solar cells shall be made successively over the period between 2007 and 2011. Subject to clause (d) below, in total, the Seller shall sell to the Customer, and the Customer shall purchase from the Seller, in each case on a firm commitment basis, 50 MWp at the prices indicated in this Contract. The individual annual delivery volumes and delivery amounts through the year are set out in Exhibit 2. The Customer is aware that the classes of

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cells to be delivered (see Exhibit 1) are dependent upon the wafers available for the cell production. Any resulting amount modifications within the classes expressly permitted elsewhere in this contract are considered to be the result of market and sector conditions and are therefore to be regarded as conforming to the contract.

(d) To the extent provided on Exhibit 2, the Customer shall have the option to increase the quantity of cells the Seller agrees to sell hereunder on an annual, firm commitment basis (the “Option”). For any year subject to the Option, the Customer must deliver to the Seller written notice of its intention to exercise the Option for such year no later than *** of the preceding year. In case the Option is exercised, both Multicrystalline and Monocrystalline cells can be delivered in Seller’s decision.

e) Depending on the *** distributed delivery of silicon from Seller´s silicon supplier, and unless otherwise mutually agreed by the Parties, the Seller shall ship the yearly amount of cells *** distributed throughout the year to the Customer. The Seller shall provide the Customer with *** forecasts indicating the most likely dates and quantities of shipments, and shall in addition notify the Customer at least *** in advance of a specific delivery date and quantity. In the event that the Customer failed to take delivery of the contracted volume in a calendar year, the Seller is not obliged to reimburse the corresponding advance payment, but is released from his obligation to delivery the amount the Customer failed to take delivery.

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2. Duration of the Contract

a) The Contract enters into effect on the date it is signed by each party and has a fixed term ending on 31st December 2011.

b) Should the Delivery Contract for poly-silicon mentioned in the Preamble not be fulfilled or be terminated for good cause by the Seller, then the Seller is entitled to reduce its firm commitment obligations by the cell production reduction directly caused by such termination. ***.

3. Prices and Terms of Payment

a) The Customer is obliged to pay by *** by way of *** and as *** into the account of the Seller at the *** account number: ***. Relevant for the fulfillment of this obligation is the date of the credit note on the aforementioned account of the Seller. Should the Customer not effect the payments on time or not effect them in full, the Seller is entitled to terminate the Contract for good cause with immediate effect and cease delivery without relinquishing its entitlement to any other rights and claims.

Unless Seller breaches this Contract, there is no entitlement to ***.

b) The prices for the solar cells to be delivered are agreed in accordance with the following table. The prices refer to solar cells of average efficiency within each respective class (Exhibit 1), relative in each case to the specifications in force upon the date the contract was concluded (Exhibit 1):

Year	2007	2008	2009	2010	2011
average power per cell
Multi Wp	***	***	***	***	***
Mono Wp	***	***	***	***	***
***
***	***	***	***	***	***
***
***	***	***	***	***	***
***
in MWp	3.5	10.5	12	12	12

The given power values represent typical target annual averages.

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All the prices are quoted ex works excluding packaging and the statutory Mehrwertsteuer (German value-added tax) valid on the day of delivery (currently 16%).

c) The agreed prices are always fixed for the duration of the contract taking into account the price range laid down in 3.b). Price adjustments upwards or downwards up to an aggregate of *** are possible on at least *** prior written notice if the silicon supplier increases or decreases the price of the silicon within the terms of its contract which is limited to changes due to energy price index and labour cost index. Variations in the silicon price shall be only accounted in the solar cell prices at *** of the silicon price variation, reflecting the silicon raw material cost portion in the solar cell. ***.

d) Should the technological goal given in the table above (No. 3. b) for a power increase in the solar cells from 2009 to 2011 be reached more rapidly than planned, the Seller may at his discretion reduce the cell price per Wp from the calendar year 2009.

***

f) The basis for calculation of the average delivered cell performance is exclusively the annual assessment of the Seller’s merchandise information system. A possible reimbursement in the case of the technological goals being exceeded for the previous year will be calculated by 1st March of each following year and refunded to the Customer.

g) The Seller shall send to the Customer at the same time as each partial delivery an invoice for this partial delivery. The purchase price for the relevant solar cells delivered is to be paid net within ***days from the date of invoice for the delivery. After expiry of the *** following each partial delivery, the Customer is to add interest to the invoiced amount at a total rate of ***. ***.

h) Should the Customer fail to fully settle a default payment amount even after a reminder from the Seller giving a reasonable period for payment, the Seller is entitled to withdraw from the next partial deliveries until full settlement of the default payment. Liability for default damages remains unaffected. Repayment of the advance payment made by the Customer will not be made to the extent necessary to satisfy the default payment and damage compensation, and the Customer is not able to make any additional claims as a result.

Should the amount of the advance payment not yet set off in accordance with 3.a) in conjunction with 3.e) be disproportionately high, then, at the request of the Customer, a reasonable

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repayment can be established by judgment. In assessment of the reasonableness, particular attention is to be paid to the fact that the advance payments which the Seller was obliged to make to the silicon suppliers as outlined in the Preamble were full and final.

4. Currency Clause

a) At the start of the contractual term an exchange rate of *** is established. Over the rest of the contractual term the $/€ exchange rate will be set by the Seller each quarter in accordance with the published offered rate on each of the relevant dates fixed below, beginning with 15th November 2006 with effect for the following quarter from January to March (then 15.02. for April to June, 15.05. for July to September, 15.08. for October to December), always at 12.00 midday. This rule shall remain in force until the completion of the Contract. The first price adjustment shall be made on 15th November 2006 for the first quarter of 2007.

b) The payments arising out of the Contract to be made by the Customer shall be reduced or increased in such a way that the amount invoiced each time correspond to the €-equivalent amount resulting from the foreign currency debt established on the relevant day (4.a)) for the relevant quarter.

c) As variations in the silicon cost shall be accounted in the solar cell prices at a maximum of *** of the silicon price variation, the influence of the currency variation shall be limited to ***. *** is the maximum impact of the currency impact over the term of this Contract. ***. In the event parties cannot agree, variation influence will be limited to ***.

5. Terms of Delivery

a) The costs of packaging are to be borne by the Customer.

b) The solar cells are delivered EXW Erfurt (Incoterms 2000). The Title and the risk of damage or loss of the goods passes to the Customer at the point at which the Seller informs the Customer that the goods are ready for collection.

c) The Customer shall bear the costs for transport and insurance in the case of delivery to a place other than the place of performance.

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6. Self supply saving clause

a) The Seller is in the fulfillment of its delivery obligations entered into by way of this Contract itself dependent upon receiving delivery of poly-silicon or wafers from third parties. The Seller has secured its supply of poly-silicon or wafers, both with regard to its delivery obligations arising out of this contract and also with regard to its delivery of other customers, within the scope of what is possible within the market, by contracts with third parties. It could occur that despite the Seller’s best efforts, as a result of delivery delays on the part of its suppliers, the amounts of poly-silicon or wafers supplied to it are not sufficient to enable the Seller to deliver the intended amounts, which were agreed on the basis of due fulfillment of preliminary contracts with the silicon supplier and wafer producer.

b) The Parties are therefore agreed that in the case that its supply of poly-silicon or wafers is reduced, the Seller is entitled to reduce its deliveries to the Customer accordingly, unless the Seller is responsible for its reduced supply.

c) In such a case, the Seller will, with at least *** prior written notice, pass on the reduced supply to the purchasers of the solar cells proportionally within the context of the delivery chain mentioned in the Preamble. ***. In addition, the Seller will endeavour and is entitled to effect delayed deliveries at a later date, provided its poly-silicon or wafer supply situation allows this, particularly in relation to the other customers with whom the Seller has concluded contracts in conjunction with the long-term poly-silicon delivery contract. ***.

d) Should such late delivery not be possible before the end of the contractual term or the subsequent 3 months of the following year as a result of his own poly-silicon or wafer supply situation, the Seller is entitled to partially reduce its firm commitment quantities from the Contract due to non-effected deliveries to the Customer as a result of its own reduced supply, unless the Seller was itself responsible for the reduced supply of poly-silicon or wafers. ***.

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e) Should the amount of the advance payment not yet set off in accordance with 3. a) in conjunction with 3.e) be disproportionately high, then at the request of the Customer a reasonable repayment can be established by judgment. In assessment of the reasonableness, particular attention is to be paid to the fact that the advance payments which the Seller was obliged to make to the silicon suppliers as outlined in the Preamble were full and final.

7. ***

b) The Customer is obliged to inspect the delivered goods for defects after receipt of the delivery and to notify the Seller in writing within 48 hours of any obvious defects; hidden defects are also to be reported in writing within 48 hours of discovery.

c) Notice of all complaints regarding defects arising out of the Seller’s deliveries must be given to the Seller without delay by means of a properly completed “Notification of Defects” form (see Exhibit 3). The current version of this form is to be used, which in each case will be sent to the Customer without delay in written and electronic form if the Customer requests this.

If afterwards the Seller wishes the cells to which objection was made to be sent to it, the Customer must send these to the Seller at its own cost without delay, so that the Seller can itself examine the defects to which objection was made.

d) The average breakage rate of the delivered solar cells is *** and will be regarded by the Parties as a normal part of the Customer’s production process and will therefore not entitle the Customer to raise complaints regarding defects. Only if the cell breakage rate is more than *** can the Customer raise warranty claims on account of cell breakage exceeding this ***.

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e) ***

f) With the exception of liability for damage to life, limb and health, the Seller’s liability is limited to that for deliberate acts and gross negligence.

g) The solar cells to be delivered will be classed according to their performance by way of the highest possible quality standards customary in this branch of business. A regular calibration of the cell grading against reference cells of the Fraunhofer ISE in Freiburg will be carried out. Any complaint regarding the performance of the delivered solar cells can be accepted only if Fraunhofer ISE has confirmed the performance deviation of the unused cell. Both Parties will recognise the assessments of Fraunhofer ISE as binding.

***

8. Assignment

No Party shall assign this Contract without the prior written consent of the other Party except that each Party may assign this Contract in connection with a merger, acquisition, change of

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control of such Party or sale of substantially all assets of such Party without any such consent; provided, however, that to the extent permitted by applicable law no such assignment shall relieve the assigning Party of its obligations under this Contract. Neither party shall withhold any consent required by this Clause 8 unreasonably.

9. Force Majeure

Neither of the Parties will be liable if, as a result of force majeure – in particular natural catastrophes, war, unrest, industrial action, business shut down or interruption – by reason of extreme factors, administrative measures or other events outside the Parties’ control, it is prevented from fulfilling this Contract. Both Parties will be released from performance under this Contract until the obstacle no longer exists. In such circumstances the Parties will immediately contact each other and discuss the measures that are to be taken. The Parties agree that the fulfillment of this Contract is to be re-established by all reasonable technical and economic means. The Parties will agree between themselves as to whether deliveries defaulted upon should be made up.

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10. Confidentiality

Both Parties are herewith obliged to keep strictly confidential from third parties the content of this Contract, unless the Parties are obliged by law or administrative order to reveal information. The other Party must then be informed of such an obligation in advance of information being revealed. Third Parties do not include companies associated with the Parties within the meaning of § 15 AktG (German Stock Corporation Law), if these are bound by a corresponding confidentiality duty. The Parties retain the right to reveal individual clauses of the Contract if this should become necessary as a result of capital market measures. The non-revealing Party is to be informed that information is to be revealed before its publication.

The confidentiality duty remains in force for the duration of the contractual term and beyond this for a further 4 years after completion of the Contract.

11. Applicable Law, Jurisdiction

a) The law of the Federal Republic of Germany shall apply in relation to the content of this Contract, its implementation as well as to rights arising out of or in connection with this Contract, and German international private law and the UN Sales Convention (CISG) shall not apply.

b) Place of jurisdiction is Erfurt.

12. Intellectual Property Infringement.

a) The Seller shall defend, at its own expense, any suit or claim that may be instituted against the Customer or any customer of the Customer for alleged infringement of patents, trade secrets, copyrights or other intellectual property rights relating to the cells, and the Seller shall indemnify the Customers and its customers for all costs and damages arising out of such alleged infringement.

13. Liability Limitation. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, WITHOUT REGARD TO CAUSE OR THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, DAMAGES INCURRED BY SUCH OTHER PARTY OR SUCH THIRD PARTY FOR LOSS OF BUSINESS PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS ORDER, EVEN IF THE APPLICABLE PARTY HAS BEEN ADVISED

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OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE ENTIRE LIABILITIES OF ANY PARTY UNDER THIS AGREEMENT EXCEED THE PURCHASE PRICE UNDER THIS AGREEMENT FOR THE CELLS GIVING RISE TO THE CLAIM.

14. Concluding Provisions

a) By way of supplement to this Contract there apply, in addition to the Exhibits mentioned in this Contract, the Seller’s General Terms and Conditions for the Delivery of Solar Cells and Solar Modules in the version from time to time current. The Customer has received a copy of the most recent version - March 2006 - (Exhibit 4) which it hereby confirms. In the event of any conflict between Exhibit 4 and this Contract, the terms of this Contract shall prevail.

b) No further agreements have been made outside this Contract. Changes or supplements must be made in written form, this also applies to the suspension of the requirement for written form.

c) Should a provision of this Contract be or become invalid, this will not affect the effectiveness of the remaining provisions. The Parties agree to replace the invalid provision with another one that will in its economic effect accord most closely to the provision that is to be replaced. The same will apply if there is a gap in this Contract that must be filled.

ErSol Solar Energy AG	PowerLight Corporation

Erfurt, dated	Berkeley, dated

/s/ Dr. Claus Beneking	/s/ Dan Shugar
Dr. Claus Beneking	Dan Shugar

/s/ Frank Müllejans
Frank Müllejans

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Exhibits to the Delivery Contract for Solar Cells, Contract No. PL-ES-v1

Exhibit 1:	Datasheets and technical specifications for the solar cells

Exhibit 2:	Delivery amounts and delivery period

Exhibit 3:	Form for notification of defects

Exhibit 4:	General Terms and Conditions for the Delivery of Solar Cells and Solar Modules (as of March 2006)

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Exhibit 1: Datasheets and technical specifications for the solar cells

***

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Exhibit 2: Delivery Amounts and Delivery Period

Year	2007	2008	2009	2010	2011
average power per cell
Multi Wp*	***	***	***	***	***
Mono Wp	***	***	***	***	***
***
***	***	***	***	***	***
***
***	***	***	***	***	***
Quantity in MWp	3.5	10.5	12	12	12

Option: The Customer shall have the option to purchase up to an additional *** in each of 2010 and 2011 on the same pricing indicated in the table above for such years.

*	The Seller shall only supply monocrystalline cells under this Contract unless otherwise agreed by Customer; provided that the Seller shall be permitted to allocate multicrystalline cells to satisfy the additional quantities represented by the Option.

The delivery of cells within the tolerance range *** performance based upon the average annual values given in the table is permissible in accordance with the Seller’s production distribution.

Example for 2007:

Monocrystalline cell delivery: ***

The row MWp. is an estimate of the annual cell performance to be expected of the delivered cells in accordance with planned performance average values.

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